SECOND ADDENDUM
                                     TO THE
                                    AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

         This Second Addendum (the "Second Addendum") is made as of the 20th day of August, 1999, among Equitex, Inc., a Delaware corporation ("Equitex"); First Bankers Mortgage Services, Inc., a Florida corporation ("FBMS"); Vincent L. Muratore, an individual and the sole shareholder of the common stock of FBMS (the "Shareholder"); and FBMS Acquisition Corp., a Delaware corporation (the "Merger Subsidiary"), which is wholly owned by Equitex.

                              W I T N E S S E T H:

         WHEREAS,   the  parties   entered  into  an   Agreement   and  Plan  of
Reorganization dated June 22, 1999 (the "Agreement"), as amended by the First Addendum to the Agreement dated August 4, 1999 (the "First Addendum");

         WHEREAS, Sections 7.11 and 8.8 of the Agreement require as a condition to the Closing of the transactions contemplated by the Agreement, that the Equitex stockholders shall have approved an increase in the authorized Equitex Common Stock from 7,500,000 to 50,000,000 shares (the "Capitalization Increase");

         WHEREAS, the parties have agreed to amend the Agreement in accordance with Section 12.8 to reflect that the Closing will occur prior to the Capitalization Increase, and to effect the Closing upon the issuance of a series of Equitex Preferred Stock pursuant to Section 9.3 of the First Addendum;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                             CHANGE OF CONSIDERATION

         1.1 DELIVERY OF PREFERRED STOCK. The Merger Consideration to be delivered at Closing by Equitex shall be 1,000 shares of Equitex Series E Convertible Preferred Stock (the "Series E Preferred Stock"). Until the shares of Series E Stock are converted into shares of Equitex Common Stock, all references in the Agreement to the Merger Consideration or to the Equitex Common Stock shall mean and refer to the Series E Preferred Stock, in all circumstances where appropriate. All denominations of Equitex Common Stock stated in the Agreement shall be divided by 1,000 when referring to denomination of Series E Preferred Stock to be delivered in accordance with this Second Addendum.

         1.2 STATE FILINGS. The parties acknowledge that the Certificate of Designations, Rights and Preferences for the Series E Preferred Stock, in the form attached hereto as Exhibit A (the "Designation"), has not been filed with the Delaware Secretary of State. Equitex shall file the Designation promptly after the Closing and deliver the certificates representing the Series E Preferred Stock upon acceptance of the Designation by the Delaware Secretary of State. All representation and warranties of Equitex regarding the Series E Preferred Stock shall only be effective from and after the filing and acceptance of the Designation with and by the Delaware Secretary of State.

                                    ARTICLE 2

                          WAIVERS OF CLOSING CONDITIONS

         2.1 WAIVERS BY FBMS AND SHAREHOLDER. FBMS and the Shareholder hereby waive the following conditions to Closing:

         a. Section 7.1 of the Agreement, with respect to any matters concerning the Capitalization Increase.

         b. Section 7.2 of the Agreement with respect to any matters concerning the Capitalization Increase and the status of the Series E Preferred Stock prior to the filing of the Designation with the Delaware Secretary of State.

         c. Section 7.11 of the Agreement.

         2.1 WAIVERS BY EQUITEX AND THE MERGER SUBSIDIARY. Equitex and the Merger Subsidiary hereby waive the following conditions to Closing:

         a.       Section 8.8 of the Agreement

         b.       Section 8.9 of the Agreement

                                    ARTICLE 3

                          CERTAIN ADDITIONAL AGREEMENTS

         3.1 ENTIRE AGREEMENT. This Second Addendum, the First Addendum and the Agreement and the exhibits thereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Except as expressly modified by this Second Addendum, the First Addendum and the Agreement remain in full force and effect. Article and other headings are for reference purposes only and shall not affect the interpretation or construction of this Second Addendum. The parties hereto have not made any representation or warranty except as expressly set forth in this Second Addendum, the First Addendum or the Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Second Addendum, the First Addendum or the Agreement shall not be affected by this section.

         3.2 COUNTERPARTS. This Second Addendum may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

         3.3 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware.

         3.4 WAIVER AND OTHER ACTION. This Second Addendum may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

         3.5 SEVERABILITY. If any provision of this Second Addendum is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Second Addendum shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Second Addendum, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         3.6 MUTUAL CONTRIBUTION. The parties to this Second Addendum and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

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


               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have executed this Second Addendum as of the day and year Second above written.

                                  First Bankers Mortgage Services, Inc.



                                  By:  /s/ Vincent L.Muratore
                                      --------------------------------
                                  Name: Vincent L. Muratore
                                  Title:  President and Chief Executive Officer


                                  Shareholder



                                  By:  /s/ Vincent L.Muratore
                                      --------------------------------
                                  Name: Vincent L. Muratore


                                  Equitex, Inc.


                                  By:  /s/ Henry Fong
                                      --------------------------------
                                  Name:  Henry Fong
                                  Title:  President


                                  FBMS Acquisition Corp.


                                  By:  /s/ Henry Fong
                                      --------------------------------
                                  Name:  Henry Fong
                                  Title:  President

                                LIST OF EXHIBITS

Exhibit A         Certificate of Designations, Rights and Preferences of the
                  Series E Preferred Stock of Equitex, Inc.

                                TABLE OF CONTENTS



ARTICLE 1
         Change of Consideration.............................................-1-
         1.1               Delivery of Preferred Stock.......................-1-
         1.2               State Filings.....................................-2-

ARTICLE 2

         Waivers of Closing Conditions.......................................-2-
         2.1      Waivers by FBMS and Shareholder............................-2-
         2.1      Waivers by Equitex and the Merger Subsidiary...............-2-

ARTICLE 3

         Certain Additional Agreements.......................................-2-
         3.1      Entire Agreement...........................................-2-
         3.2      Counterparts...............................................-3-
         3.3      Governing Law..............................................-3-
         3.4      Waiver and Other Action....................................-3-
         3.5      Severability...............................................-3-
                  Mutual Contribution........................................-3-

List of Exhibits.............................................................-5-

                                 Second Addendum
                                     to the
                      Agreement and Plan of Reorganization

                                      AMONG

                                  Equitex, Inc.
                            (a Delaware Corporation)

                       -----------------------------------

                      First Bankers Mortgage Services, Inc.
                             (a Florida Corporation)

                       -----------------------------------

                               Vincent L. Muratore
                                 (an Individual)

                                       AND

                             FBMS Acquisition Corp.
                            (a Delaware Corporation)


                                 AUGUST 20, 1999